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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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---------------------------------------- -------------------------------------- --------------------------------------
                                                    State or Other
          Name of Subsidiary                 Jurisdiction of Incorporation              Percentage Ownership
          ------------------                 -----------------------------              --------------------
---------------------------------------- -------------------------------------- --------------------------------------
        takeoutmusic.com, Inc.                         Delaware                                 100%
---------------------------------------- -------------------------------------- --------------------------------------
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